EXHIBIT 4.3

THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 17th day of June, 2005, by and between ONEOK, INC., an Oklahoma corporation (the “Company”), and SUNTRUST BANK, a Georgia banking corporation with trust powers, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of December 28, 2001 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may, at any time, be established pursuant to a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

6.00% NOTES DUE 2035

Section 1.01. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 6.00% Notes due 2035 (the “Notes”).

There are to be authenticated and delivered $400,000,000 principal amount of Notes to be issued to underwriters at 98.877% of principal amount. The Company shall have the right to issue additional Notes at any time upon compliance with the provisions of the Indenture applicable to the issuance of additional Securities. The Notes shall be issued in definitive fully registered form.

The Notes shall be issued initially in the form of one or more Global Securities, each in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Notes shall be The Depository Trust Company.

The Company will not pay Additional Amounts, as defined in Section 1008 of the Original Indenture.

The Notes will not be convertible into or exchangeable for Common Stock or other equity or debt securities.

The form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date.

The interest rate on the Notes will not be reset pursuant to Section 308(b) of the Original Indenture and the Stated Maturity shall not be extended pursuant to Section 309 of the Original Indenture.

Section 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the Reference Treasury Dealer Quotation for such Redemption Date.

“Interest Payment Dates” means June 15 and December 15 of each year, commencing December 15, 2005.

“Original Issue Date” means June 17, 2005.

“Quotation Agent” means a Reference Treasury Dealer.

“Reference Treasury Dealer” means either Citigroup Global Markets Inc. or UBS Securities LLC and its successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

“Reference Treasury Dealer Quotation” means, with respect to any Redemption Date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by a Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Regular Record Date” means June 1 in the case of a June 15 Interest Payment Date and December 1 in the case of a December 15 Interest Payment Date.

“Stated Maturity” means June 15, 2035.

Section 1.03. Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 6.00% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date and on the Stated Maturity. Accrued interest paid on the Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest that is not so punctually paid or duly provided for (and, if applicable, interest on such Defaulted Interest (to the extent lawful) at the rate specified in the Notes) will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid, at the election of the Company, either: (1) to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders of the Notes not less than ten days prior to such Special Record Date, or (2) in any other lawful manner, if such manner of payment shall be deemed practicable by the Trustee.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee.

Section 1.04. Denominations. The Notes may be issued in denominations of $1,000 or any integral multiple thereof.

Section 1.05. Global Securities. The Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Notes.

Section 1.06. Transfer. No service charge will be made for any transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 1.07. Redemption at the Company’s Option. The Notes will be redeemable, in whole or in part, at any time at the option of the Company at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of such Notes or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in the case of (i) and (ii), accrued but unpaid interest to the Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on and after the Redemption Date.

Section 1.08. Other Terms.

The Notes will not have a sinking fund.

Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $1,000.

ARTICLE 2

AMENDMENT TO INDENTURE

Section 2.01. Amendment to Events of Default Provision. Pursuant to Sections 901(6) and 301(9) of the Indenture, Section 501(4) of the Indenture is hereby deleted in its entirety, with respect to the series of Notes established by this Third Supplemental Indenture, and replaced with the following:

“(4) default under any indenture or instrument under which the Company or any Restricted Subsidiary has at the time outstanding indebtedness for borrowed money or guarantees thereof in any individual instance in excess of $100,000,000 and, if not already matured in accordance with its terms, such indebtedness has been accelerated and such acceleration is not rescinded or annulled within 30 days after notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series; provided that, if, prior to the entry of judgment in favor of the Trustee for payment of the Indenture Securities of such series, the default under such indenture or instrument has been remedied or cured by the Company or such Restricted Subsidiary, or waived by the holders of such indebtedness, then the Event of Default under the Indenture will be deemed likewise to have been remedied, cured or waived; or”

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Recitals by Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 3.02. Ratification and Incorporation of Original Indenture. Subject to Article 2, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in the case of a conflict between this Third Supplemental Indenture and the Original Indenture, this Third Supplemental Indenture shall control.

Section 3.03. Executed in Counterparts. This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 3.04. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the Notes.

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IN WITNESS WHEREOF, each party hereto has caused this Third Supplemental Indenture to be signed in its name and behalf by its duly authorized officer or signatory, all as of the day and year first above written.

ONEOK, INC.

By:	/s/ Jim Kneale
Jim Kneale, Executive Vice President—Finance and Administration and Chief Financial Officer

SUNTRUST BANK, as Trustee

By:	/s/ George Hogan
Authorized Signatory

EXHIBIT A

FORM OF NOTE

[Attached]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.

ONEOK, INC.

6.00% NOTES DUE 2035

CUSIP: 682680 AN 3

ONEOK, Inc., an Oklahoma corporation (herein called “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

CEDE & CO.

or registered assigns, the principal sum of

*                     DOLLARS*

on June 15, 2035 and to pay interest on such principal sum at the rate of six percent (6.00%) per annum.

The Company will pay interest from June 17, 2005, semi-annually on June 15 and December 15 of each year, and on the date of maturity, commencing December 15, 2005 (each such date an “Interest Payment Date”), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest

Payment Date will, as provided in the Indenture (as defined below), be paid to the holder of this Note (the “Holder”) of record at the close of business on the regular record date (the “Regular Record Date”) for such Interest Payment Date, which shall be June 1 (in the case of the June 15 Interest Payment Date) or December 1 (in the case of the December 15 Interest Payment Date), whether or not a Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of record of this Note at the close of business on a special record date (the “Special Record Date”) fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date, all as more fully provided in the Indenture.

Payment of the principal of this Note and the interest thereof will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

ONEOK, INC.

6.00% Notes due 2035

This Note is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issuable in one or more series, issued and to be issued under and pursuant to an Indenture dated as of December 28, 2001, as amended and supplemented by that certain Third Supplemental Indenture (the “Indenture”), duly executed and delivered by the Company to SunTrust Bank (the “Trustee,” which term includes any successor trustee under the Indenture), and is one of a series unlimited in aggregate principal amount and designated as 6.00% Notes due 2035 (the “Notes”). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of Securities (including Holders of the Notes).

The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

As long as this Note is represented in global form (the “Global Security”) registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series that are affected by such amendment or modification, except that certain amendments may be made without the approval of holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the percentage in principal amount of Securities, consent of the holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the currency herein prescribed.

The Notes may be redeemed, in whole or in part, at any time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in the case of (i) and (ii), accrued but unpaid interest to the Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder upon surrender hereof or otherwise reduced in accordance with the provisions of the Indenture. The Notes will not have a sinking fund.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Note but not defined herein have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ONEOK, INC.

By:
Name:
Title:

Attested:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-

mentioned Indenture.

SUNTRUST BANK
as Trustee

By:
Authorized Signatory

SCHEDULE OF EXCHANGES OF INTEREST IN THE NOTE

The following exchanges of interests in this Note have been made:

Date of Exchange	Amount of decrease in this Note	Amount of increase in this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

____________________

____________________

Insert assignee’s soc. sec. or tax I.D. no.

____________________

______________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

______________________________________________________________________________________________________________

and all rights thereunder and irrevocably appoint ____________________________________________________________________

______________________________________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE NOTE.

THE SIGNATURE MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” THAT IS A MEMBER OR PARTICIPANT IN A “SIGNATURE GUARANTEE PROGRAM” (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

SUNTRUST BANK, as
Trustee [or Successor Trustee]

Dated:	By:
Authorized Signatory